Exhibit 99.6

NEPHROS, INC.

UP TO 9,166,667 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE
RIGHTS TO SUBSCRIBE FOR SUCH SHARES

BENEFICIAL OWNER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.001 per share (the “Shares”) of NEPHROS, INC. (the “Company”), issuable upon the exercise of subscription rights (“Subscription Rights”).

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Shares distributed with respect to the common stock and/or warrants of the Company held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated February 7, 2014 (the “Prospectus”).

BOX 1.☐	Please do not exercise Subscription Rights for me (us).

BOX 2.☐	Please exercise Subscription Rights for me (us) and purchase Shares as set forth below:

Subscription Privilege	number of shares of common stock owned as of the record date	subscription Ratio	subscription price	payment

	x	0.28673 x	$0.30 =	$

	number of shares of common stock Underlying a warrant owned as of the record date	subscription Ratio	subscription price	payment

Plus the Product of:	x	0.28673 x	$0.30 =	$

TOTAL SUBSCRIPTION PAYMENT REQUIRED:

$___________________

    (Total required payment)

FORM OF PAYMENT:

☐ Payment in the following amount is enclosed: $ .

☐ Please deduct payment of $____________ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus and irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address:

Telephone No.: